EXHIBIT 99.1

The Bon-Ton Stores, Inc. Announces Amendment to ABL Credit Facility;
Provides Immediate Flexibility and Additional Liquidity Heading into Holiday Season
YORK, PA., October 24, 2017 (GLOBE NEWSWIRE) -- The Bon-Ton Stores, Inc. (“Bon-Ton” or the “Company”) (NASDAQ:BONT) today announced that it has amended its $880 million ABL Tranche A and Tranche A-1 credit facility, providing the Company with immediate flexibility and substantial additional liquidity under its current credit facility.
Nancy Walsh, Bon-Ton’s Executive Vice President and Chief Financial Officer, commented, “We are pleased with this amendment which immediately provides us with additional liquidity cushion and strengthens our financial flexibility through the holiday season. We appreciate the ongoing support of our bank group as our team continues to execute key operational and financial initiatives focused on positioning the business for both near- and long-term profitable growth.”
William Tracy, President and Chief Executive Officer, commented, “As we build our inventory position heading into the holiday season, we are pleased to have increased access to capital. We look forward to continuing to work closely with our vendor partners to ensure we are delivering quality merchandise and an exceptional shopping experience for our customers in our stores and online.”
The amendment is subject to certain terms and conditions. The Company has retained AlixPartners LLP and PJT Partners Inc. who will continue to provide operational and financial advisory services.
About The Bon-Ton Stores, Inc.
The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 260 stores, which includes nine furniture galleries and four clearance centers, in 24 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s and Younkers nameplates.  The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings.  The Bon-Ton Stores, Inc. is an active and positive participant in the communities it serves.  For further information, please visit http://investors.bonton.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as "may," "could," "will," "plan," "expect," "anticipate," "believe," "estimate," "project," "intend" or other similar expressions and include the Company's fiscal 2017 guidance, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.  Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company in a number of ways, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the Company's proprietary credit card program; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors or changes in the competitive environment; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve profits; operational disruptions; unsuccessful marketing initiatives; the ability to expand our capacity and improve efficiency through our new eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purposes; the impact of regulatory requirements including the Health Care Reform Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; the inability or limitations on the Company's ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators.  Additional factors that could cause the Company's actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company's Form 10-K filed with the Securities and Exchange Commission.
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MEDIA CONTACT:
Christine Hojnacki
414-347-5329
christine.hojnacki@bonton.com